UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: February 12, 2014
(Date of earliest event reported)

LTC PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No)

2829 Townsgate Road, Suite 350 Westlake Village, CA 91361
(Address of principal executive offices)

(805) 981-8655
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 12, 2014, the Board of Directors of LTC Properties, Inc. elected Mr. James J. Pieczynski to the Board effective March 1, 2014.  Mr. Pieczynski will serve on LTC’s Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.

In conjunction with his appointment to the Board, Mr. Pieczynski will be granted 15,000 stock options to vest ratably over three years and 3,000 restricted shares to vest ratably over three years.  Mr. Pieczynski will receive compensation for his service on the Board consistent with that received by LTC’s other non-employee directors as described LTC’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2013. In addition, LTC will enter into an indemnity agreement with Mr. Pieczynski in the form of which LTC has entered into with each of its directors as incorporated by reference to Exhibit 10.1 to LTC's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

A copy of the press release announcing Mr. Pieczynski’s election to the Board is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. — Financial Statements and Exhibits

(d) Exhibits.

99.1     Press Release issued February 18, 2014.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated:	February 18, 2014	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman, CEO & President